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     Exhibit 10.11.2


     Agreement entered into this Second Day of June, 1986 by and between O'Brien Energy Systems (Seller) and Jersey Central Power
& Light Co., a New Jersey Corporation (collectively referred to as "parties").

     Whereas, the parties agreed to certain terms and conditions concerning the sale of electricity to JCP&L from O'Brien as set forth in a contractual agreement dated 3/10/86, and

     Whereas, the parties desire to amend Article 4.1.8 as set forth below:

          Notwithstanding the preceding paragraph, if the date of Initial Commercial Operation has not occurred prior to July 1, 1988 JCP&L may thereafter terminate this Agreement by providing Seller forty-five (45) days' written notice, unless prior to such date, Seller has commenced a program of continuous construction of the Facility such that the Initial Delivery Date will not be later than December 31, 1988, and does not, of its own volition, subsequently discontinue such construction program and subject to force majeure provisions of Article 11.

     Now therefore, in witness whereof, the parties have caused this amendment to be signed by their respective officers thereunto duly authorized as of the day and year set forth above:

Attest: /s/ Sanders Newman       O'Brien Energy Systems, Inc.
                                 /s/ Jeffrey Baines
                                 Executive Vice President



Attest: /s/ C.A. Marks           Jersey Central Power & Light
                                 Co.
                                 /s/ E.J. McCarthy